======================================================================================================================

                                         SECURITIES AND EXCHANGE COMMISSION
                                                WASHINGTON, DC 20549

                                                  -----------------

                                                      FORM 8-A
                                                  -----------------

                                  For Registration of Certain Classes of Securities
                                      Pursuant to Section 12(b) or 12(g) of the
                                               Securities Exchange Act


                                                    CONSECO, INC.
---------------------------------------------------------------------------------------------------------------------
                               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                         Delaware                                                   75-3108137
-----------------------------------------------------------  --------------------------------------------------------
      (State or other jurisdiction of incorporation)                     (IRS Employer Identification No.)


         11825 N. Pennsylvania Street, Carmel, IN                                     46032
-----------------------------------------------------------  --------------------------------------------------------
         (Address of principal executive offices)                                   (Zip Code)


If this form relates to the registration of a class of         If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act       securities pursuant to Section 12(g) of the Exchange
and is effective pursuant to:                                  Act and is effective pursuant to:
General Instruction A.(c), please check the following box.[X]  General Instruction A.(d), please check the following box [ ]


Securities Act registration statement file number to which this form relates: N/A
(The securities will be issued pursuant to Section 1145 of the United States Bankruptcy Code.)

Securities to be registered pursuant to Section 12(b) of the Act:


                    Title of Each Class                                   Name of Each Exchange on which
                    to be so Registered                                   Each Class is to be Registered
                    -------------------                                   ------------------------------

Common Stock, par value $.01 per share                                                 NYSE
-----------------------------------------------------------  --------------------------------------------------------
Securities to be registered pursuant to Section 12(g) of the Act:                      N/A

Item 1.  Description of Registrant's Securities to be Registered.

         This registration statement registers under Section 12(b) of the Securities Exchange Act of 1934 (the "Act") the following securities of Conseco, Inc., a Delaware corporation (the "Company"), being issued pursuant to the Reorganizing Debtors' Sixth Amended Joint Plan of Reorganization, as amended or supplemented from time to time (the "Plan") and following the filing with the State of Delaware of the Company's Amended and Restated Certificate of Incorporation (the "Certificate"):

          o Common Stock, par value $.01 per share ("Common Stock").

         The description which follows is qualified in its entirety by the full terms of the security, as set forth in the Exhibits to this registration statement which are incorporated by reference in this Item 1.

                           Description of Common Stock

         Dividends. Except as otherwise provided by the Delaware General Corporation Law (the "DGCL") or the Certificate, and subject to all rights and preferences of holders of any outstanding shares of preferred stock, holders of Common Stock share ratably in all dividends and distributions, whether upon liquidation or dissolution or otherwise.

         Voting. Except as otherwise provided by the DGCL or the Certificate and subject to the rights of holders of any outstanding shares of preferred stock, all of the voting power of the stockholders of the Company is vested in the holders of the Common Stock, and each holder of Common Stock has one vote for each share held by such holder on all matters voted upon by the stockholders of the Company.

         Notwithstanding the voting rights granted to holders of Common Stock and preferred stock (collectively, the "Stock") in the Certificate or in any certificate of designations with respect to preferred stock, the voting rights of any Stock held by any holder as of the effective date of the Plan is automatically reduced, with respect to any particular stockholder vote or action by written consent, to the extent, if any, required to avoid a presumption of control arising from the beneficial ownership of voting securities under the insurance statutes or regulations applicable to any direct or indirect insurance company subsidiary of the Company, provided that no such reduction reduces (without such holder's written consent) such voting rights (i) by more than the minimum amount required to reduce such voting rights to less than 10% of the aggregate voting rights of all Stock entitled to vote or consent with respect to such vote or action, or (ii) to the extent that such holder's acquisition of control or deemed acquisition of control of the direct and indirect insurance company subsidiaries of the Company has been approved under, or is exempt from the approval requirements of, all insurance statutes and regulations applicable to the direct and indirect insurance company subsidiaries of the Company.

         Board of Directors; Classification of Directors. Except as otherwise provided in the Certificate or any duly authorized certificate of designations of any series of preferred stock, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting of the stockholders at which directors are elected and entitled to vote in the election of directors or pursuant to a valid written consent in lieu of a meeting.

         At each annual meeting of stockholders, directors of the Company are elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election is not so held, such election will take place at a stockholders' meeting called and held in accordance with the DGCL. The directors of the Company are initially divided into two classes as nearly equal in size as is practicable, designated Class I and Class II. The term of office of the initial Class I directors expires at the next succeeding annual meeting of stockholders and the term of office of the initial Class II directors expires at the second succeeding annual meeting of stockholders. Other than the term of office of the initial Class II directors, the term of office of each Class of directors expires at the next succeeding annual meeting of stockholders. The initial Class I and Class II directors are those directors elected in connection with the adoption of the Certificate. At each annual meeting of stockholders, directors to replace those of a Class or Classes whose terms expire at such annual meeting will be elected to hold office until the next succeeding annual meeting and until their respective successors have been duly elected and qualified. If the number of directors is changed, any newly created directorships or decrease in directorships will be so apportioned among the classes as to make all classes as nearly equal in number as practicable.

         Other. The Common Stock is not convertible into, or exchangeable for, any other class or series of the Company's capital stock. Holders of Common Stock have no preemptive or other rights to subscribe for or purchase additional securities of the Company.

         As of the date of this registration statement, the Certificate contains no provisions modifying the voting rights of holders of Common Stock described above. The Board of Directors is authorized to determine the relative rights, preferences and limitations of any class or series of preferred stock that may be issued pursuant to the Certificate.

         Shares of Common Stock are not subject to calls or assessments. No personal liability will attach to holders under the laws of the State of Delaware (the Company's state of incorporation) or of the State of Indiana (the state in which the Company's principal place of business is located).

Item 2.  Exhibits.

           Number                            Description
         ----------   ----------------------------------------------------------

              1. Form of Amended and Restated Certificate of Incorporation of the Company.

              2.      Amended and Restated By-Laws of the Company.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 10, 2003                       CONSECO, INC.
                                -----------------------------------------------
                                               (Registrant)

                                 By: /s/ John R. Kline
                                    -------------------------------------------
                                 Name:  John R. Kline
                                 Title: Senior Vice President and
                                          Chief Accounting Officer

                                                                       Exhibit 1



                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  CONSECO, INC.


                                  ARTICLE ONE

     The name of the Corporation is Conseco, Inc.

                                  ARTICLE TWO

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                 ARTICLE THREE

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

     Section 1. Authorized Shares. The total number of shares of capital stock which the Corporation has authority to issue is 8,265,000,000 shares, consisting of:

     (a) 265,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"); and

     (b) 8,000,000,000 shares of Common Stock, par value $.01 per share ("Common Stock").

The Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below.

     Section 2. Preferred Stock. The Preferred Stock may be issued from time to time and in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series of Preferred Stock then outstanding) the number of shares of any such series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock. In the event that the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series of Preferred Stock subject to the requirements of applicable law.

     Section 3. Common Stock.

     (a) Dividends. Except as otherwise provided by the Delaware General Corporation Law or this Amended and Restated Certificate of Incorporation (the "Certificate"), the holders of Common Stock, subject to the rights of holders of any series of Preferred Stock, shall share ratably in all dividends as may from time to time be declared by the Board of Directors in respect of the Common Stock out of funds legally available for the payment thereof and payable in cash, stock or otherwise and other distributions, whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise after payment of liabilities and liquidation preference on any outstanding Preferred Stock.

     (b) Preemptive Rights. No holder of Common Stock shall have any preemptive rights with respect to the Common Stock or any other securities of the Corporation, or to any obligations convertible (directly or indirectly) into securities of the Corporation whether now or hereafter authorized.

     (c) Voting Rights. Except as otherwise provided by the Delaware General Corporation Law or this Certificate and subject to the rights of holders of any series of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall have one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation.

     Section 4. Limitations on Voting Rights.

     Notwithstanding the voting rights granted to holders of Common Stock and Preferred Stock (collectively, the "Stock") elsewhere in this Certificate or in any certificate of designations with respect to Preferred Stock, the voting rights of any Stock held by any holder as of the effective date of the Reorganizing Debtors' Joint Plan of Reorganization pursuant to Chapter 11 of the United States Bankruptcy Code, dated March 18, 2003, as amended from time to time shall be automatically reduced, with respect to any particular stockholder vote or action by written consent, to the extent, if any, required to avoid a presumption of control arising from the beneficial ownership of voting securities under the insurance statutes or regulations applicable to any direct or indirect insurance company subsidiary of the Corporation, provided that no such reduction shall (without such holder's written consent) reduce such voting rights (i) by more than the minimum amount required to reduce such voting rights to less than 10% of the aggregate voting rights of all Stock entitled to vote or consent with respect to such vote or action, or (ii) to the extent that such holder's acquisition of control or deemed acquisition of control of the direct and indirect insurance company subsidiaries of the Corporation has been approved under, or is exempt from the approval requirements of, all insurance statutes and regulations applicable to the direct and indirect insurance company subsidiaries of the Corporation.

                                  ARTICLE FIVE

     The Corporation is to have perpetual existence.

                                  ARTICLE SIX

     Except as otherwise provided in this Certificate (including any duly authorized certificate of designation of any series of Preferred Stock), Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting of the stockholders at which Directors are elected and entitled to vote in the election of Directors or pursuant to a valid written consent in lieu of a meeting. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                 ARTICLE SEVEN

     Subject to any rights of the holders of any series of Preferred Stock pursuant to a duly authorized certificate of designation to elect additional Directors under specified circumstances, the number of directors which shall constitute the Board of Directors shall initially be established at seven and, thereafter, shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of Directors then in office.

                                 ARTICLE EIGHT

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

                                  ARTICLE NINE

     Section 1. Limitation of Liability.

     (a) To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), and except as otherwise provided in the Corporation's Bylaws, no Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

     (b) Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

     Section 2. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she is or was a Director, officer or employee of the Corporation or a wholly owned subsidiary of the Corporation or, while a Director, officer or employee of the Corporation or a wholly owned subsidiary of the Corporation, is or was serving at the request of the Corporation or a wholly owned subsidiary of the Corporation as a Director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other entity or enterprise, including service with respect to an employee benefit plan (an "indemnitee") shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee, partner, member, trustee, fiduciary or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 2 of this ARTICLE NINE shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an "advance of expenses"); provided, however, that, if and to the extent that the Delaware General Corporation Law requires, an advance of expenses incurred by an indemnitee in his or her capacity as a Director or officer shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

                                  ARTICLE TEN

     Section 1. Classification of Directors. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall be not so held, such election shall take place at a stockholders' meeting called and held in accordance with the Delaware General Corporation Law. The directors of the Corporation shall initially be divided into two classes as nearly equal in size as is practicable, hereby designated Class I and Class II. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of stockholders and the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders. Other than the term of office of the initial Class II directors, the term of office of each Class of directors shall expire at the next succeeding annual meeting of stockholders. For the purposes hereof, the initial Class I and Class II directors shall be those directors elected by the stockholders of the Corporation in connection with the adoption of this Certificate. At each annual meeting of stockholders, directors to replace those of a Class or Classes whose terms expire at such annual meeting shall be elected to hold office until the next succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as practicable.

     Section 2. Removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to remove directors (with or without cause) and fill the vacancies thereby created (as specified in any duly authorized certificate of designation of any series of Preferred Stock), (i) prior to the second annual meeting of stockholders, no Director may be removed from office without cause and without the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of Directors voting together as a single class and (ii) thereafter, a Director may be removed with or without cause with the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of Directors voting together as a single class; provided, however, that if the holders of any class or series of capital stock are entitled by the provisions of any duly authorized certificate of designation to elect one or more Directors, such Director or Directors so elected may be removed with or without cause by the vote of the holders of a majority of the outstanding shares of that class or series entitled to vote.

     Section 3. Vacancies. Subject to the rights of the holders of any series of Preferred Stock to remove Directors and fill the vacancies thereby created (as specified in any duly authorized certificate of designation of any series of Preferred Stock), vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors or by the stockholders. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor shall have been duly elected and qualified.

                                 ARTICLE ELEVEN

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                 ARTICLE TWELVE

     The stockholders of the Corporation may take any action by written consent in lieu of a meeting. Subject to the rights of the holders of any series of Preferred Stock as specified in any duly authorized certificate of designation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office, by the chairman of the Board of Directors or the chief executive officer of the Corporation, or by the secretary of the Corporation upon request in writing of the stockholder or stockholders holding of record at least 25% of the voting power of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting.

                                ARTICLE THIRTEEN

     The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

                                ARTICLE FOURTEEN

     The Corporation shall not issue any class of non-voting equity securities unless and solely to the extent permitted by Section 1123(a)(6) of the United States Bankruptcy Code (the "Bankruptcy Code") as in effect on the date of filing this Certificate with the Secretary of State of the State of Delaware; provided, however, that this ARTICLE FOURTEEN: (a) will have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code;
(b) will have such force and effect, if any, only for so long as Section 1123(a)(6) of the Bankruptcy Code is in effect and applicable to the Corporation; and (c) in all events may be amended or eliminated in accordance with applicable law from time to time in effect.

                                   * * * * * *

                                                                       Exhibit 2

                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                                  CONSECO, INC.

                             A Delaware Corporation
                       (Adopted as of September 10, 2003)

                                    ARTICLE I
                                    ---------

                                     OFFICES
                                     -------

     Section 1. Registered Office. The registered office of Conseco, Inc. (the "Corporation") in the State of Delaware shall be located at 1209 Orange Street, Wilmington, DE 19801. The name of the Corporation's registered agent at such address shall be CT Corporation. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors.

     Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                                   ----------

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

     Section 1. Annual Meeting. An annual meeting of the stockholders shall be held each year within 180 days after the close of the immediately preceding fiscal year of the Corporation or at such other time specified by the Board of Directors for the purpose of electing Directors and conducting such other proper business as may come before the annual meeting; provided, however, that the first and the second annual meeting after the date of the adoption of these By-laws shall not be held earlier than on the 11th month and the 23rd month anniversary of such date, respectively. At the annual meeting, stockholders shall elect Directors and transact such other business as properly may be brought before the annual meeting pursuant to Section 11 of ARTICLE II hereof.

     Section 2. Special Meetings. Special meetings of the stockholders may only be called in the manner provided in the Corporation's certificate of incorporation, as amended from time to time (the "Cerificate of Incorporation").

     Section 3. Place of Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Corporation. If for any reason any annual meeting shall not be held during any year, the business thereof may be transacted at any special meeting of the stockholders.

     Section 4. Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the Board of Directors, the chairman of the board, the president or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 5. Stockholders List. The officer having charge of the stock ledger of the Corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list shall be provided with the notice of the meeting or
(ii) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 6. Quorum. The holders of a majority of the outstanding shares of capital stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a specified item of business requires a vote by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a class or series, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business.

     Section 7. Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 8. Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless (i) by express provisions of an applicable law or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question, or (ii) the subject matter is the election of Directors, in which case Section 2 of ARTICLE III hereof shall govern and control the approval of such subject matter.

     Section 9. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-laws, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder.

     Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

     Section 11. Business Brought Before an Annual Meeting. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors or
(iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public announcement of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or such public announcement was made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this section. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this section; if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. For purposes of this section, "public announcement" shall mean disclosure in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service. Nothing in this section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                   ARTICLE III
                                   -----------

                                    Directors
                                    ---------

     Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to such powers as are herein and in the Certificate of Incorporation expressly conferred upon it, the Board of Directors shall have and may exercise all the powers of the Corporation, subject to the provisions of the laws of Delaware, the Certificate of Incorporation and these By-laws.

     Section 2. Number, Election and Term of Office. The number of directors which constitute the entire Board of Directors of the Corporation shall be such number as is specified in, and the Directors shall be elected and shall hold office only in the manner provided in, the Certificate of Incorporation and any duly authorized certificate of designation.

     Section 3. Resignation. Any Director may resign at any time upon written notice to the Corporation.

     Section 4. Vacancies. Vacancies and newly created directorships resulting from any increase in the total number of Directors may be filled only in the manner provided in the Certificate of Incorporation.

     Section 5. Nominations.

          (a) Subject to any duly authorized certificate of designation, only persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible to serve as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-law, who is entitled to vote generally in the election of Directors at the meeting and who shall have complied with the notice procedures set forth below in Section 5(b).

          (b) In order for a stockholder to nominate a person for election to the Board of Directors of the Corporation at a meeting of stockholders, such stockholder shall have delivered timely notice of such stockholder's intent to make such nomination in writing to the secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than 60 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date or in the event of the first annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made, and
(ii) in the case of a special meeting at which Directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a Director at such meeting all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Corporation's books, of such stockholder and (B) the class and number of shares of the Corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of the Corporation which are beneficially owned by such person. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

          (c) Subject to any duly authorized certificate of designation, no person shall be eligible to serve as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 5 or
Section 4 above. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this section, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. A stockholder seeking to nominate a person to serve as a Director must also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this section.

     Section 6. Annual Meetings. The annual meeting of the Board of Directors shall be held without other notice than this By-law immediately after, and at the same place as, the annual meeting of stockholders.

     Section 7. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors. Special meetings of the Board of Directors may be called by the chairman of the board, the president (if the president is a Director) or, upon the written request of at least a majority of the Directors then in office, the secretary of the Corporation on at least 24 hours notice to each Director, either personally, by telephone, by mail or by telecopy (notice by mail shall be deemed delivered 3 days after deposit in the U.S. mail).

     Section 8. Chairman of the Board, Quorum, Required Vote and Adjournment. The Board of Directors shall elect, by the affirmative vote of a majority of the total number of Directors then in office, a chairman of the board, who shall preside at all meetings of the stockholders and Board of Directors at which he or she is present and shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. If the chairman of the board is not present at a meeting of the stockholders or the Board of Directors, the president (if the president is a Director and is not also the chairman of the board) shall preside at such meeting, and, if the president is not present at such meeting, a majority of the Directors present at such meeting shall elect one of their members to so preside. A majority of the total number of Directors then in office shall constitute a quorum for the transaction of business. Unless by express provision of an applicable law, the Certificate of Incorporation or these By-laws a different vote is required, the vote of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 9. Committees. The Board of Directors may, by resolution passed by a majority of the total number of Directors then in office, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation, which to the extent provided in such resolution or these By-laws shall have, and may exercise, the powers of the Board of Directors in the management and affairs of the Corporation, except as otherwise limited by law. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

     Section 10. Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. Unless otherwise provided in such a resolution, in the event that a member and that member's alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

     Section 11. Communications Equipment. Members of the Board of Directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and speak with each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

     Section 12. Waiver of Notice and Presumption of Assent. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

     Section 13. Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of such board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

                                   ARTICLE IV
                                   ----------

                                    OFFICERS
                                    --------

     Section 1. Number. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a chairman of the board, a chief executive officer, a president, one or more vice-presidents, a secretary, a chief financial officer and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person, except that neither the chief executive officer nor the president shall also hold the office of secretary. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of president and secretary shall be filled as expeditiously as possible.

     Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

     Section 3. Removal. Any officer or agent elected by the Board of Directors may be removed by the Board of Directors at its discretion, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors.

     Section 5. Compensation. Compensation of all executive officers shall be approved by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a Director of the Corporation; provided however, that compensation of all executive officers may be determined by a committee established for that purpose if so authorized by the unanimous vote of the Board of Directors.

     Section 6. Chairman of the Board. The chairman of the board shall preside at all meetings of the stockholders and of the Board of Directors and shall have such other powers and perform such other duties as may be prescribed to him or her by the Board of Directors or provided in these By-laws.

     Section 7. Chief Executive Officer. The chief executive officer shall have the powers and perform the duties incident to that position. Subject to the powers of the Board of Directors and the chairman of the board, the chief executive officer shall be in the general and active charge of the entire business and affairs of the Corporation, and shall be its chief policy making officer. The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in these By-laws. The chief executive officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Whenever the president is unable to serve, by reason of sickness, absence or otherwise, the chief executive officer shall perform all the duties and responsibilities and exercise all the powers of the president.

     Section 8. The President. The president of the Corporation shall, subject to the powers of the Board of Directors, the chairman of the board and the chief executive officer, have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees. The president shall see that all orders and resolutions of the Board of Directors are carried into effect. The president is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The president shall have such other powers and perform such other duties as may be prescribed by the chairman of the board, the chief executive officer, the Board of Directors or as may be provided in these By-laws.

     Section 9. Vice Presidents. The vice president, or if there shall be more than one, the vice presidents in the order determined by the Board of Directors or the chairman of the board, shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice presidents shall also perform such other duties and have such other powers as the Board of Directors, the chairman of the board, the chief executive officer, the president or these By-laws may, from time to time, prescribe. The vice presidents may also be designated as executive vice presidents or senior vice presidents, as the Board of Directors may from time to time prescribe.

     Section 10. The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity. Under the chairman of the board's supervision, the secretary shall give, or cause to be given, all notices required to be given by these By-laws or by law; shall have such powers and perform such duties as the Board of Directors, the chairman of the board, the chief executive officer, the president or these By-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, any of the assistant secretaries, shall in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors, the chairman of the board, the chief executive officer, the president, or the secretary may, from time to time, prescribe.

     Section 11. The Chief Financial Officer. The chief financial officer shall have the custody of the corporate funds and securities; shall keep full and accurate all books and accounts of the Corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the chairman of the board or the Board of Directors; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation; shall have such powers and perform such duties as the Board of Directors, the chairman of the board, the chief executive officer, the president or these By-laws may, from time to time, prescribe. If required by the Board of Directors, the chief financial officer shall give the Corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of chief financial officer and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the chief financial officer belonging to the Corporation.

     Section 12. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these By-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

     Section 13. Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any Director, or to any other person selected by it.

                                   ARTICLE V
                                   ---------

                                 INDEMNIFICATION
                                 ---------------

     Section 1. Procedure for Indemnification. Any indemnification of a Director or officer of the Corporation or advance of expenses under Section 2 of ARTICLE NINE of the Certificate of Incorporation shall be made promptly, and in any event within forty-five days (or, in the case of an advance of expenses, twenty days), upon the written request of the Director or officer. If a determination by the Corporation that the Director or officer is entitled to indemnification pursuant to ARTICLE NINE of the Certificate of Incorporation is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advance of expenses, twenty days), the right to indemnification or advances as granted by ARTICLE NINE of the Certificate of Incorporation shall be enforceable by the Director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. The procedure for indemnification of other employees and agents for whom indemnification is provided pursuant to Section 2 of ARTICLE NINE of the Certificate of Incorporation shall be the same procedure set forth in this
Section 1 for Directors or officers, unless otherwise set forth in the action of the Board of Directors providing indemnification for such employee or agent.

     Section 2. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a Director, officer, employee, partner, member, manager, trustee, fiduciary or agent of the Corporation or a wholly owned subsidiary of the Corporation or was serving at the request of the Corporation or a wholly owned subsidiary of the Corporation as a Director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation, partnership, joint venture, limited liability company, trust or other entity or enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the Delaware General Corporation Law.

     Section 3. Reliance. Persons who after the date of the adoption of this provision become or remain Directors or officers of the Corporation or who, while a Director or officer of the Corporation, become or remain a Director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in ARTICLE NINE of the Certificate of Incorporation in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in ARTICLE NINE of the Certificate of Incorporation shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

     Section 4. Non-Exclusivity of Rights. The rights to indemnification and to the advance of expenses conferred in ARTICLE NINE of the Certificate of Incorporation shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate or under any statute, by-law, agreement, vote of stockholders or disinterested Directors or otherwise.

                                   ARTICLE VI
                                   ----------

                              CERTIFICATES OF STOCK
                              ---------------------

     Section 1. Form. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the chairman of the board, the chief executive officer or the president and the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation. If such a certificate is countersigned (i) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (ii) by a registrar, other than the Corporation or its employee, the signature of any such chairman of the board, chief executive officer, president, secretary or assistant secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates and record the transaction on its books. Each such new certificate will be registered in such name as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation.

     Section 2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

     Section 3. Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 4. Fixing a Record Date for Other Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days nor less than 10 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     Section 5. Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

     Section 6. Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due the Corporation.

                                  ARTICLE VII
                                  -----------

                              GENERAL PROVISIONS
                              ------------------

     Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, in accordance with applicable law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the Directors may modify or abolish any such reserve in the manner in which it was created.

     Section 2. Checks, Drafts or Orders. All checks, drafts or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof.

     Section 3. Contracts. In addition to the powers otherwise granted to officers pursuant to ARTICLE IV hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 4. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     Section 5. Corporate Seal. The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 6. Voting Securities Owned By Corporation. Voting securities in any other Corporation held by the Corporation shall be voted by the chief executive officer, the president or a vice president, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

     Section 7. Inspection of Books and Records. The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

     Section 8. Section Headings. Section headings in these By-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

     Section 9. Inconsistent Provisions. In the event that any provision of these By-laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these By-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

     Section 10. Notices. All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

                                  ARTICLE VIII
                                  ------------

                                   AMENDMENTS
                                   ----------

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, change, add to or repeal these By-laws by the affirmative vote of a majority of the total number of Directors then in office. Any alteration or repeal of these By-laws by the stockholders of the Corporation shall require the affirmative vote of a majority of the outstanding shares of the Corporation entitled to vote on such alteration or repeal.